Exhibit 99.1

Black Diamond Therapeutics Announces Changes to Board of Directors

CAMBRIDGE, Mass., April 11, 2024 (GLOBE NEWSWIRE) – Black Diamond Therapeutics, Inc. (Nasdaq: BDTX), a clinical-stage oncology company developing MasterKey therapies that target families of oncogenic mutations in patients with cancers, today announced that industry veterans Shannon Campbell and Prakash Raman, Ph.D., have been appointed to the Company’s Board of Directors. The Company also announced that Wendy Dixon, Ph.D., and Alex Mayweg, Ph.D., have stepped down as members of its Board of Directors. These changes became effective as of April 10, 2024.

“On behalf of the board, I am excited to welcome Shannon and Prakash, both seasoned executives who bring deep and highly relevant oncology expertise to our board as we advance BDTX-1535, a potential first and best-in-class fourth-generation EGFR inhibitor,” said Mark Velleca, M.D., Ph.D., Chief Executive Officer of Black Diamond Therapeutics. “I would also like to thank Alex for his many years of support for Black Diamond and Wendy for her important contributions as a board member.”

"I am thrilled to join the board of Black Diamond at this pivotal time as the Company advances BDTX-1535 through Phase 2 development, and am excited by its potential to address the substantial and growing unmet need for patients with NSCLC in both front-line and later lines of therapy,” said Ms. Campbell.

Shannon Campbell currently serves as the Executive Vice President and Chief Commercial Officer at Merus, a clinical-stage oncology company developing multispecific antibody therapeutics, where she is responsible for Merus’s global commercialization strategy and activity. With over 30 years of biopharmaceutical experience, Ms. Campbell possesses deep expertise in commercializing transformative medicines globally. Before joining Merus, Ms. Campbell led the U.S. Solid Tumor Franchise at Novartis, and previously led the US Oncology Business Unit at Bayer HealthCare Pharmaceuticals. Earlier in her career she held positions of increasing responsibility at Abbott Labs and Pharmacia heritage companies. Ms. Campbell holds a Bachelor of Science degree from Ithaca College and has completed leadership, strategy, and finance programs at the University of Michigan Ross School of Business, IMD, Harvard Business School, and The Wharton School, University of Pennsylvania.

"I am extremely impressed by Black Diamond’s development progress with both BDTX-1535 and BDTX-4933, and look forward to partnering with the board and the management team to maximize the potential of these novel compounds,” said Dr. Raman.

Prakash Raman, Ph.D., has over two decades of biopharmaceutical business development and executive leadership experience, blending his scientific background, program and portfolio management and strong business development experience. He currently serves as Chief Executive Officer of a stealth biopharma company working on novel protein therapeutics in Oncology and Immunology. Previously, he was President and Chief Executive Officer of Ribon Therapeutics, a biopharmaceutical company focused on small molecule drugs for Oncology and Immunology. Prior to joining Ribon, he served as Senior Partner, Chief Business Development Officer at Flagship Pioneering. Before Flagship, he was Vice President, Global Head of Novartis Institutes for Biomedical Research Business Development and Licensing. Dr. Raman was instrumental in forging key collaborations in immuno-oncology, executing many out-licensing opportunities, guiding acquisitions, and led cross-functional drug discovery and early development project teams. Dr. Raman’s previous roles include Senior Scientist at Millennium Pharmaceuticals and post-doctoral fellow at The Scripps Research Institute. He completed his undergraduate work at the Indian Institute of Technology, Bombay, and received his Ph.D. in Organic and Medicinal Chemistry from the University of Wisconsin-Madison.

About Black Diamond Therapeutics

Black Diamond Therapeutics is a clinical-stage oncology company focused on the development of MasterKey therapies that address families of oncogenic mutations in clinically validated targets. The Company’s MasterKey therapies are designed to address broad genetically defined patient populations, overcome resistance, minimize wild-type mediated toxicities, and be brain penetrant to treat CNS disease. The Company is advancing two clinical-stage programs: BDTX-1535, a brain-penetrant fourth-generation EGFR MasterKey inhibitor targeting EGFR mutant NSCLC and GBM, and BDTX-4933, a brain-penetrant RAF MasterKey inhibitor targeting KRAS, NRAS and BRAF alterations in solid tumors. For more information, please visit www.blackdiamondtherapeutics.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the continued development and advancement of BDTX-1535 and BDTX-4933, and the potential of BDTX-1535 to benefit patients with NSCLC. Any forward-looking statements in this statement are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the United States Securities and Exchange Commission and in its subsequent filings filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

For Investors:

Mario Corso, Head of Investor Relations, Black Diamond Therapeutics

mcorso@bdtx.com

For Media:

media@bdtx.com